                                                                     Exhibit 4.1


================================================================================

                            FIRST DATA CORPORATION

                                      To

               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                                    Trustee


                              ___________________


                       2001 FIRST SUPPLEMENTAL INDENTURE

                         Dated as of February 28, 2001

        2% CONVERTIBLE CONTINGENT DEBT SECURITIES (CODES(SM)) DUE 2008

                              ___________________

              Supplement to Indenture dated as of March 26, 1993


================================================================================

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
                                  ARTICLE ONE
                                  DEFINITIONS

                                  ARTICLE TWO
                             CREATION OF THE NOTES

Section 2.01.  Designation of Series..............................................    8
Section 2.02.  Form of CODES......................................................    8
Section 2.03.  Amount Unlimited...................................................    9
Section 2.04.  Interest...........................................................    9
Section 2.05.  Certificate of Authentication......................................   10
Section 2.06.  No Sinking Fund....................................................   10
Section 2.07.  Issuance in Global Form............................................   10
Section 2.08.  Discharge of Indenture; Defeasance.................................   10
Section 2.09.  Other Terms of CODES...............................................   10
Section 2.10.  Tax Treatment of CODES.............................................   10

                                 ARTICLE THREE
                              CONVERSION OF NOTES

Section 3.01.  Conversion Privilege...............................................   11
Section 3.02.  Conversion Procedure; Conversion Price; Fractional Shares..........   12
Section 3.03.  Adjustment of Conversion Price for Common Stock....................   13
Section 3.04.  Consolidation or Merger of the Company.............................   22
Section 3.05.  Notice of Adjustment...............................................   24
Section 3.06.  Notice in Certain Events...........................................   24
Section 3.07.  Company To Reserve Stock: Registration; Listing....................   25
Section 3.08.  Taxes on Conversion................................................   25
Section 3.09.  Conversion After Record Date.......................................   26
Section 3.10.  Company Determination Final........................................   26
Section 3.11.  Responsibility of Trustee for Conversion Provisions................   26
Section 3.12.  Unconditional Right of Holders to Convert..........................   26

                                  ARTICLE FOUR
                              REDEMPTION OF NOTES

Section 4.01.  Optional Redemption By the Company.................................   27
Section 4.02.  Applicability of Article...........................................   27

                                 ARTICLE FIVE
                 REPURCHASE OF NOTES AT THE OPTION OF HOLDERS

Section 5.01.  Repurchase Rights..................................................   27
Section 5.02.  Notices; Method of Exercising Repurchase Right; Etc................   28
Section 5.03.  Covenant to Comply With Securities Laws Upon Repurchase of CODES...   31
Section 5.04.  Repayment to the Company...........................................   31

                               TABLE OF CONTENTS
                                    (cont.)

                                                                 Page
                                                                 ----
                                  ARTICLE SIX
                             ADDITIONAL COVENANTS

                                 ARTICLE SEVEN
                         ADDITIONAL EVENTS OF DEFAULT

                                 ARTICLE EIGHT
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

                                 ARTICLE NINE
                                 MISCELLANEOUS

Section 9.01.  Application of Supplemental Indenture...........    33
Section 9.02.  Effective Date..................................    33
Section 9.03.  Counterparts....................................    33
Section 9.04.  Governing Law...................................    33

          2001 FIRST SUPPLEMENTAL INDENTURE, dated as of February 28, 2001 (this "Supplemental Indenture"), between FIRST DATA CORPORATION, a Delaware corporation (hereinafter called the "Company"), having its principal executive office at 5660 New Northside Drive, Suite 1400, Atlanta, Georgia 30328-5800, and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (hereinafter called the "Trustee"), having its Corporate Trust Office at Sixth and Marquette, Minneapolis, Minnesota 55479.

                            RECITALS OF THE COMPANY

          WHEREAS, the Company and the Trustee are parties to that certain Indenture dated as of March 26, 1993 (the "Indenture"), as supplemented by the First Supplemental Indenture dated as of October 4, 1995, providing for the issuance by the Company from time to time of its debentures, notes, bonds or other evidences of indebtedness ("Debt Securities");

          WHEREAS, the Company desires to issue a series of Debt Securities under the Indenture and has duly authorized the creation and issuance of such Debt Securities and the execution and delivery of this Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

          WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purpose of establishing the terms of such series of Debt Securities;

          WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a Board Resolution;

          WHEREAS, concurrent with the execution hereof, the Company has delivered to the Trustee an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

          WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the CODES (as hereinafter defined), as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

          For all purposes of this Supplemental Indenture and the CODES, the following terms are defined as follows:

          "Adjusted Interest Rate" means, with respect to any Reset Transaction, the rate per annum that is equal to the sum of the Dividend Yield on the shares of Common Stock into which the CODES are then convertible plus 2%.

          "Change of Control" means the occurrence of any of the following:

          (1) the acquisition by any Person, including any syndicate or group deemed to be a Person, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of the Company's capital stock entitling that Person to exercise 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in the election of directors, other than any acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans;

          (2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

          (3) any consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to another Person, other than, in each case, any such transaction (x) (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company and (B) pursuant to which holders of capital stock of the Company immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the capital stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction or (y) solely for the purpose of changing the Company's jurisdiction of incorporation and that results in a reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company solely into shares of common stock of the surviving corporation;

provided, however, that a Change of Control shall not be deemed to have occurred
--------  -------
if (i) the Trading Price of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control described in clause (1) of this definition, or the period of 10 consecutive Trading Days ending immediately prior to the Change of Control, in the case of a Change of Control described in clause (2) of this definition, equals or exceeds 110% of the Conversion Price in effect on each such Trading Day, or (ii) at least 90% of the consideration in the transaction or transactions constituting a Change of Control consists of shares of common stock traded or to be traded immediately following such Change of Control on a U.S. national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the CODES become convertible into such shares of common stock (and any rights attached thereto). As used in this definition, the term "beneficial ownership" shall have the same meaning as such term has in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act, and the term "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

          "Change of Control Company Notice" has the meaning specified in
Section 5.02(a) hereof.

          "Change of Control Repurchase Date" has the meaning specified in
Section 5.01(b) hereof.

          "Change of Control Repurchase Price" has the meaning specified in
Section 5.01(b) hereof.

          "Change of Control Repurchase Right" has the meaning specified in
Section 5.01(b) hereof.

          "CODES" has the meaning specified in Section 2.01 hereof.

          "Common Stock" means the class of common stock, par value $.01 per share, of the Company authorized at the date of this Supplemental Indenture or any other class of capital stock of the Company resulting from successive changes or reclassifications of such common stock, or any class of capital stock of another Person into which such common stock shall be reclassified or changed; provided, that if there shall be more than one resulting class of stock, the
--------
shares of each resulting class then so issuable shall be substantially in the proportion which the total number of shares of such class bears to the total number of shares of all such classes resulting from all such reclassifications.

          "Company Notice" has the meaning specified in Section 5.02(a) hereof.

          "Contingent Interest" has the meaning specified in Section 2.04(b) hereof.

          "Contingent Payment Regulations" has the meaning specified in Section
2.10 hereof.

          "Continuing Director," as of any date, means any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Supplemental Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Conversion Agent" means any Person authorized by the Company to receive CODES for conversion into Common Stock on behalf of the Company. The Company initially authorizes the Trustee to act as Conversion Agent for the CODES on its behalf. The Company may at any time and from time to time authorize one or more Persons to act as Conversion Agent in addition to or in place of the Trustee with respect to the CODES.

          "Conversion Period" means the period from and including the 30th Trading Day in a fiscal quarter of the issuer of Common Stock to, but not including, the 30th Trading Day in the immediately following fiscal quarter.

          "Conversion Price" means the price per share of Common Stock at which the CODES are convertible, which shall initially be $81.903, as such price may be adjusted from time to time in accordance with Article Three hereof.

          "Conversion Rate" means the number of shares of Common Stock into which each $1,000 principal amount of CODES is convertible.

          "Conversion Value," with respect to any date, means the Trading Price of the Common Stock on such date, multiplied by the Conversion Rate then in effect.

          "Current Market Price" has the meaning specified in Section 3.03(g) hereof.

          "Dividend Yield," on any security for any period relating to any Reset Transaction, means the cash dividends paid or proposed to be paid pursuant to an announced dividend policy on the security for that period, divided by, if with respect to dividends paid on such security, the average of the Trading Prices of such security during such period or, if with respect to dividends proposed to be paid on such security, the Trading Price of such security on the effective date of the related Reset Transaction.

          "Ex-Dividend Time" means the time immediately prior to the commencement of "ex-dividend" trading for any rights, warrants or options to be issued or distribution to be made to stockholders, in each case to which Section 3.03(c) or Section 3.03(d) applies, on the New York Stock Exchange or such other principal national or regional securities exchange or market on which the shares of Common Stock are then listed or quoted.

          "Expiration Time" has the meaning specified in Section 3.03(f) hereof.

          "Fair Market Value," for purposes of Section 3.03, has the meaning specified in Section 3.03(g) hereof.

          "Optional Repurchase Price" has the meaning specified in Section 5.01(a) hereof.

          "Optional Repurchase Right" has the meaning specified in Section 5.01(a) hereof.

          "Record Date" has the meaning specified in Section 3.03(g) hereof.

          "Reference Period" has the meaning specified in Section 3.03(d) hereof.

          "Repurchase Date" has the meaning specified in Section 5.01(b) hereof.

          "Repurchase Notice" has the meaning specified in Section 5.02(b) hereof.

          "Repurchase Price" has the meaning specified in Section 5.02(b) hereof.

          "Reset Transaction" means (i) a merger, consolidation or statutory share exchange to which the issuer of the shares of Common Stock into which the CODES are then convertible is a party, (ii) a recapitalization of such shares of Common Stock, (iii) a sale of all or substantially all the assets of such entity, or (iv) a distribution described in
Section 3.03(d), after the effective date of which transaction or distribution the CODES would be convertible into:

          (1) shares of Common Stock of an entity, which shares of Common Stock had a Dividend Yield for the four fiscal quarters of such entity immediately preceding the public announcement of such transaction or distribution in excess of 2.5%; or

          (2) shares of Common Stock of an entity that announces a dividend policy prior to the effective date of such transaction or distribution, which policy, if implemented, would result in a Dividend Yield on such entity's shares of Common Stock for the next four fiscal quarters in excess of 2.5%.

          "Restricted Subsidiary," at any time, means any Subsidiary which has revenues, determined on a consolidated basis (with its Subsidiaries) in accordance with generally accepted accounting principles, equal to or exceeding 10% of the Company's consolidated revenues for the most recently completed fiscal year of the Company for which financial information is then available.

          "Spin-Off" has the meaning specified in Section 3.03 hereof.

          "Trading Day" means:

          (1) if the applicable security is listed or admitted for trading on the New York Stock Exchange, a day on which the New York Stock Exchange is open for business;

          (2) if that security is not listed on the New York Stock Exchange, a day on which trades may be made on the Nasdaq National Market;

          (3) if that security is not so listed on the New York Stock Exchange and not quoted on the Nasdaq National Market, a day on which the principal U.S. securities exchange on which the securities are listed is open for business;

          (4) if that security is not so listed on a U.S. securities exchange or quoted on the Nasdaq National Market, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Trading Price" of a security on any date of determination means:

          (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange on that date;

          (2) if such security is not so listed on the New York Stock Exchange, the closing sale price as reported on that date in the composite transactions for the principal U.S. securities exchange on which such security is listed;

          (3) if such security is not listed on the New York Stock Exchange or any other U.S. national or regional securities exchange on that date, the closing sale price as reported on that date by the Nasdaq National Market;

          (4) if such security is not so listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market on that date, the last price quoted by Interactive Data Corporation for that security on that date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

          (5) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security on that date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose;

          (6) if such security is not so quoted, the average of the last bid and ask prices for such security on that date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose; or

          (7) in the case of the CODES, if no such bid and ask prices are available, the Conversion Value of the CODES on that date.

          "Trigger Event" has the meaning specified in Section 3.03(d).

          The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

          Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

                                  ARTICLE TWO

                             CREATION OF THE NOTES

          Section 2.01.  Designation of Series.
                         ---------------------

          Pursuant to the terms hereof and Section 3.01 of the Indenture, the Company hereby creates a series of Debt Securities designated as the "2% Convertible Contingent Debt Securities (CODES/SM/) due 2008" (the "CODES"), which CODES shall be deemed "Debt Securities" for all purposes under the Indenture.

          Section 2.02.  Form of CODES.
                         -------------

          The definitive form of the CODES shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made
             ---------
part hereof. The Stated Maturity of the principal of the CODES shall be March 1, 2008.

          Section 2.03.  Amount Unlimited.
                         ----------------

          The aggregate principal amount of CODES which may be authenticated and delivered under this Supplemental Indenture shall be unlimited; provided, that
                                                                --------
the terms of all CODES issued hereunder (other than the date of issuance) shall be the same. The Company may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, execute and deliver the CODES to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said CODES upon a Company Order and delivery of an Officers' Certificate and Opinion of Counsel as contemplated by Section 3.03 of the Indenture.

          Section 2.04.  Interest.
                         --------

          (a) The CODES shall bear interest (i) prior to the occurrence of any Reset Transaction, at a rate of 2% per annum and (ii) following the occurrence of a Reset Transaction, at the Adjusted Interest Rate related to such Reset Transaction to, but not including, the effective date of any succeeding Reset Transaction, in each case, payable semi-annually. The occurrence of any such Reset Transaction and the resulting Adjusted Interest Rate shall be determined by the Company and set forth in an Officers' Certificate delivered to the Trustee. The Interest Payment Dates for the CODES shall be March 1 and September 1 of each year, commencing September 1, 2001, with interest payable in Dollars to Holders in whose names the CODES are registered at the close of business on the preceding February 15 and August 15, respectively, of each year (or, if such date is not a Business Day, at the close of business on the immediately succeeding Business Day).

          (b) In addition, interest (the "Contingent Interest") will accrue on each CODES during any six-month period from March 1 to August 31 and from September 1 to February 28 or February 29, as appropriate, commencing with the six-month period beginning on September 1, 2001, if the average of the Trading Prices of a CODES for the five Trading Days ending on the second Business Day (or, if the second Business Day is not a Trading Day, the last Trading Day) prior to the first day of the applicable six-month period equals or exceeds 120% of the principal amount of such CODES. The rate of Contingent Interest, if any, payable pursuant to this paragraph in respect of any six-month period shall be equal to the greater of (i) a per annum rate equal to 5.0% of the Company's estimated per annum borrowing rate for senior non-convertible, fixed rate Indebtedness with a Maturity comparable to the CODES and (ii) 0.33% per annum. Contingent Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will determine its estimated per annum borrowing rate for senior non-convertible, fixed rate Indebtedness with a Maturity comparable to the CODES on such basis as it, in good faith, considers appropriate. Any such Contingent Interest shall be determined by the Company and set forth in an Officers' Certificate delivered to the Trustee. Contingent interest, if any, shall be payable in the same manner and on the same Interest Payment Dates as specified in paragraph (a) above. Upon determination that Holders of the CODES are entitled to receive Contingent Interest pursuant to this paragraph which may become payable during any relevant six-month period, on or prior to the first day of such six-month period, the Company shall publicly announce such determination and publish it on the Company's Worldwide Web site.

          (c) Principal of and interest (including Contingent Interest, if any) on CODES issued in global form shall be payable to the U.S. Depositary in immediately available funds. Principal on definitive CODES shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest (including Contingent Interest, if any) on definitive CODES will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) upon application to the Security Registrar not later than the relevant Regular Record Date by a Holder of an aggregate principal amount of CODES in excess of $5,000,000, wire transfer in immediately available funds, which application shall remain in effect until the Holder notifies, in writing, the Securities Registrar to the contrary.

          Section 2.05.  Certificate of Authentication.
                         -----------------------------

          The Trustee's certificate of authentication to be borne on the CODES shall be substantially as provided in the Form of Note attached hereto as

Exhibit A.
---------

          Section 2.06.  No Sinking Fund.
                         ---------------

          No sinking fund will be provided with respect to the CODES.

          Section 2.07.  Issuance in Global Form.
                         -----------------------

          The CODES shall be issued as one or more Registered Securities in global form, representing the aggregate principal amount of the CODES, and shall be deposited with the Trustee as custodian for the U.S. Depositary. The CODES shall be registered in the name of Cede &Co., or other nominee of the U.S. Depositary.

          Section 2.08.  Discharge of Indenture; Defeasance.
                         ----------------------------------

          The CODES shall not be subject to the provisions of Section 4.01(1)(B) or Article Fifteen of the Indenture.

          Section 2.09.  Other Terms of CODES.
                         --------------------

          The other terms of the CODES shall be as expressly set forth in Articles Three through Nine hereof and Exhibit A hereto.
                                       ---------

          Section 2.10.  Tax Treatment of CODES.
                         ----------------------

          The Company agrees, and by acceptance of a beneficial ownership interest in the CODES each beneficial holder of CODES will be deemed to have agreed, for United States federal income tax purposes (1) to treat the CODES as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and, for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the CODES as a contingent payment and
(2) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the

CODES. For purposes of the foregoing, the Company's determination of the "comparable yield" is 6.35% per annum and the Company's determination of the "projected payment schedule" is as set forth in Exhibit B attached hereto. A
                                                ---------
Holder of CODES may also obtain the comparable yield and projected payment schedule by submitting a written request for it to the Company a the following address: First Data Corporation, 5660 New Northside Drive, Suite 1400, Atlanta, GA 30238, Attention: Investor Relations.

                                 ARTICLE THREE

                              CONVERSION OF NOTES

          Section 3.01.  Conversion Privilege.
                         --------------------

          (a) Subject to and upon compliance with the provisions of this Article Three, a Holder of a CODES shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such CODES into shares of Common Stock at the Conversion Price in effect on the date of conversion:

          (1) during any Conversion Period, if the Trading Price of the Common Stock for at least 20 Trading Days in the 30 Trading Day period ending on the first day of such Conversion Period was more than 110% of the Conversion Price in effect on such 30th Trading Day;

          (2) during the five Business Day period following any 10 consecutive Trading Day period in which the average of the Trading Prices of the CODES for such 10 Trading Day period was less than 105% of the average of the Conversion Values of the CODES during the same period;

          (3) at any time prior to the close of business on the second Business Day preceding the date fixed for redemption, if such CODES has been called for redemption pursuant to Article Four hereof;

          (4) during any period in which (A) the credit rating assigned to the CODES by both Moody's Investor Services and Standard & Poor's Rating Group is below Baa3 and BBB-, respectively, (B) the credit rating assigned to the CODES by both such rating agencies is suspended or withdrawn or (C) neither of such rating agencies is then rating the CODES; or

          (5) as provided in paragraph (b) of this Section 3.01.

          The Conversion Agent shall, on behalf of the Company, determine on a daily basis whether the CODES shall be convertible as a result of the occurrence of an event specified in clause (1) or clause (2) above and, if the CODES shall be so convertible, the Conversion Agent shall promptly deliver to the Company and the Trustee written notice thereof. Whenever the CODES shall become convertible pursuant to Section 3.01, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in
Section 1.05 of the Indenture, and the Company shall also publicly announce such information and publish it on the

Company's Worldwide Web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

          (b)  In addition, in the event that:

          (1) the Company (A) distributes to all holders of its shares of Common Stock rights or warrants entitling them (for a period expiring within 60 days after the Record Date for such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the Trading Price of the Common Stock on the Business Day immediately preceding the date of declaration of such distribution, or (B) distributes to all holders of its shares of Common Stock assets, evidences of its Indebtedness or rights or warrants to purchase its securities, where the Fair Market Value of such distribution per share of Common Stock (as determined by the Board of Directors) exceeds 10% of the Trading Price of a share of Common Stock on the Business Day immediately preceding the date of declaration of such distribution, then, in each case, the CODES may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, until the close of business on the Business Day immediately preceding the Ex-Dividend Time or the Company announces that such distribution will not take place, whichever is earlier; or

          (2) the Company consolidates with or merges into another corporation, or is a party to a binding share exchange or sells or conveys its properties and assets as, or substantially as, an entirety to any Person in a transaction pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section
     3.04 hereof, then the CODES may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual date of such transaction.

          Section 3.02.  Conversion Procedure; Conversion Price; Fractional
                         --------------------------------------------------
Shares.
------

          (a) Each CODES shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The CODES will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted CODES, except as described in Section 3.09 hereof. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of CODES, but instead shall, subject to Section 3.03(h) hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Trading Price of the Common Stock on the last Trading Day prior to the date of conversion. Notwithstanding the foregoing, a CODES in respect of which a Holder has delivered a Repurchase Notice exercising such Holder's option to require the Company to repurchase such CODES may be converted only if such notice of exercise is withdrawn in accordance with the terms hereof.

          (b) Before any Holder of a CODES shall be entitled to convert the same into Common Stock, such Holder shall, in the case of CODES issued in global form, comply with the procedures of the U.S. Depositary in effect at that time, and in the case of CODES issued in certificated form, surrender such CODES, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of CODES to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

          Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the CODES, as provided in Section 3.09, and all taxes or duties, if any, as provided in Section 3.08.

          If more than one CODES shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the CODES (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a CODES, or to such Holder's nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together, subject to the last sentence of paragraph (a) above, with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the Security Register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or Security Register.

          (c) A CODES shall be deemed to have been converted as of the close of business on the date of the surrender of such CODES for conversion as provided above, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date.

          (d) In case any CODES shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the CODES so surrendered, without charge to such Holder (subject to the provisions of Section 3.08 hereof), a new CODES or CODES in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered CODES.

          Section 3.03.    Adjustment of Conversion Price for Common Stock.
                           ------------------------------------------------

          The Conversion Price shall be adjusted from time to time as follows:

          (a) In case the Company shall, at any time or from time to time while any of the CODES are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Price in effect at the opening of business on the date following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

          (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination; and

          (2) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

          Such reduction shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 3.03(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (b) In case the Company shall, at any time or from time to time while any of the CODES are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the CODES are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased.

          Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c) In case the Company shall, at any time or from time to time while any of the CODES are outstanding, issue rights or warrants (other than any rights or warrants referred to in Section 3.03(d)) to all holders of its shares of Common Stock entitling them (for a period expiring within 60 days after the Record Date for such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such date of announcement by a fraction:

          (1) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price of the Common Stock; and

          (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

          Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

          (d) In case the Company shall, at any time or from time to time while any of the CODES are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), cash, shares of its capital stock (other than any dividends or distributions to which Section 3.03(a) applies), evidences of its Indebtedness or other assets, including securities, but excluding (i) any rights or warrants referred to in Section 3.03(c), (ii) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 3.04 applies and (iii) dividends and distributions paid exclusively in cash (such capital stock, evidence of its indebtedness, cash, other assets or securities being distributed hereinafter in this Section 3.03(d) called the "distributed assets"), then, in each such case, subject to the third and fourth succeeding paragraphs and the last paragraph of this Section 3.03(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

          (1) the numerator of which shall be the Current Market Price of the Common Stock, less the Fair Market Value (as determined by the Board of Directors) on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record
     Date)(determined as provided in Section 3.03(g)) on such date; and

          (2)  the denominator of which shall be such Current Market Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 3.03(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 3.03(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

          In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "Spin-Off"), the Fair Market Value of the securities to be distributed shall equal the average of Trading Prices of those securities for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Trading Price for the Common Stock on the same Trading Day.

          Rights or warrants distributed by the Company to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of this Section 3.03(d) (and no adjustment to the Conversion Price under this Section 3.03(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 3.03(d):

          (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of

     Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

          (2) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

          For purposes of this Section 3.03(d) and Sections 3.03(a), 3.03(b) and 3.03(c), any dividend or distribution to which this Section 3.03(d) is applicable that also includes (i) shares of Common Stock, (ii) a subdivision or combination of shares of Common Stock to which Section 3.03(b) applies or (iii) rights or warrants to subscribe for or purchase shares of Common Stock to which
Section 3.03(c) applies (or any combination thereof), shall be deemed instead to be:

          (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 3.03(a), 3.03(b) and 3.03(c) apply, respectively (and any Conversion Price reduction required by this Section 3.03(d) with respect to such dividend or distribution shall then be made), immediately followed by

          (2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 3.03(a), 3.03(b) and 3.03(c) with respect to such dividend or distribution shall then be made), except:

               (A) the Record Date of such dividend or distribution shall be substituted as (i) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 3.03(a), (ii) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 3.03(b), and (iii) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of
          Section 3.03(c); and

               (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of
          Section 3.03(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

          In the event of any distribution referred to in this Section 3.03(d) in which (1) the Fair Market Value (as determined by the Board of Directors) of such distribution applicable to one share of Common Stock (determined as provided above) equals or exceeds the average of the Trading Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution or (2) the average of the Trading Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution exceeds the Fair Market Value of such distribution by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Price, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a CODES, in addition to shares of Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such CODES immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

          (e) In case the Company shall, at any time or from time to time while any of the CODES are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock, cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 3.04 applies or as part of a distribution referred to in Section 3.03(d)), in an aggregate amount that, combined together with:

          (1) the aggregate amount of any other such distributions to all holders of shares of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 3.03(e) has been made; and

          (2) the aggregate amount of any cash, plus the Fair Market Value (as determined by the Board of Directors) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 3.03(f) has been made;

exceeds 10% of the product of the Current Market Price of the Common Stock on the Record Date with respect to such distribution, times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

          (1) the numerator of which shall be equal to the Current Market Price on the Record Date, less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date; and

          (2) the denominator of which shall be equal to the Current Market Price on such date.

          However, in the event that the then Fair Market Value (as so determined) of the portion of cash and other securities, if any, so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a CODES (or any portion thereof) the amount of cash in excess of such 10% such Holder would have received had such Holder converted such CODES (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of shares tendered) of an aggregate consideration having a Fair Market Value (as determined by the Board of Directors) that combined together with:

          (1) the aggregate amount of the cash, plus the Fair Market Value (as determined by the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this
     Section 3.03(f) has been made; and

          (2) the aggregate amount of any distributions to all holders of shares of Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 3.03(e) has been made;

exceeds 10% of the product of the Current Market Price of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended), times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time (such excess, the "Excess Amount"), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

          (1) the numerator of which shall be the (x) the product of (i) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and (ii) the Current Market Price of the Common Stock at the Expiration Time, less (y) the Excess Amount; and

          (2) the denominator shall be the product of the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and the Current Market Price of the Common Stock at the Expiration Time.

          Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such (or such portion of the) tender offer had not been made. If the application of this Section 3.03(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 3.03(f).

          (g) For purposes of this Section 3.03, the following terms shall have the meanings indicated:

          "Current Market Price" on any date means the average of the daily Trading Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:
                                --------  -------

          (1) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 3.03(a), (b), (c),
     (d), (e) or (f) occurs during such ten consecutive Trading Days, the Trading Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by dividing such Trading Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

          (2) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 3.03(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

          (3) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Trading Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 3.03(d), (e) or (f)) of the evidences of Indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

For purposes of any computation under Section 3.03(f), if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 3.03(a), (b), (c), (d),
(e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

          (1) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution;

          (2) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

          (3) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 3.03, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 3.03 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

          "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction (as determined by the Board of Directors, whose determination shall be conclusive).

          "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (h) The Company shall be entitled to make such additional reductions in the Conversion Price, in addition to those required by Sections 3.03(a), (b),
(c), (d), (e) and (f), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.

          (i) To the extent permitted by applicable law, the Company may, from time to time, reduce the Conversion Price by any amount for any period of time, if such period is at least 20 days and the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Security Register, at least 15 days prior to the date the reduced Conversion Price takes effect, a notice of the reduction stating the reduced Conversion Price and the period during which it will be in effect.

          (j) In any case in which this Section 3.03 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 3.05) issuing to the Holder of any CODES converted after such Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided,
                                                                     --------
however, that the Company shall deliver to such Holder a due bill or other
-------
appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (k) All calculations under this Section 3.03 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 3.03, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 3.03 shall be made successively whenever an event requiring such an adjustment occurs.

          (l) In the event that at any time, as a result of an adjustment made pursuant to this Section 3.03, the Holder of any CODES thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the CODES originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such CODES shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this
Section 3.03, and the provision of Sections 3.01, 3.02 and 3.04 through 3.09 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

          (m) No adjustment shall be made pursuant to this Section 3.03 (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) if the Holders of the CODES may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 3.03.

          Section 3.04.  Consolidation or Merger of the Company.
                         --------------------------------------

          If any of the following events occurs, namely:

          (1) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

          (2) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

          (3) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such CODES shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such CODES been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if
                                                             --------
the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 3.04, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Three. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the CODES as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Repurchase Rights set forth in Article Five hereof.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Security Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section 3.04 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

          If this Section 3.04 applies to any event or occurrence, Section 3.03 shall not apply.

          Section 3.05.  Notice of Adjustment.
                         --------------------

          Whenever an adjustment in the Conversion Price with respect to the CODES is required:

          (1) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

          (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section
     1.05 of the Indenture. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

          Section 3.06.  Notice in Certain Events.
                         ------------------------

          In case:

          (1) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of all or substantially all of the property and assets of the Company; or

          (2) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (3) of any action triggering an adjustment of the Conversion Price referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the CODES in the manner provided in Section 1.05 of the Indenture, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article Three, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article Three is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

          Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section 3.06.

          Section 3.07.  Company To Reserve Stock: Registration; Listing.
                         -----------------------------------------------

          (a) The Company shall, in accordance with the laws of the State of Delaware, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the CODES, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all CODES then Outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such CODES would be held by a single Holder); provided, however,
                                                              --------  -------
that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the CODES by delivery of purchased shares of Common Stock which are then held in the treasury of the Company. The Company covenants that all shares of Common Stock which may be issued upon conversion of CODES will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 3.08, taxes with respect to the issue thereof.

          (b) If any shares of Common Stock which would be issuable upon conversion of CODES hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be listed on the New York Stock Exchange, the Company will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the CODES, and the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the CODES prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

          Section 3.08.  Taxes on Conversion.
                         -------------------

          The issue of stock certificates on conversion of CODES shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of CODES pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the CODES which are not so converted in a name other than that in which the CODES so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

          Section 3.09.  Conversion After Record Date.
                         ----------------------------

          Except as provided below, if any CODES are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such CODES shall not be entitled to receive any interest that has accrued on such CODES since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with this Article Three, any accrued and unpaid interest on such CODES will be deemed to have been paid in full.

          If any CODES are surrendered for conversion subsequent to the Regular Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except CODES called for redemption on a Redemption Date between such Regular Record Date and Interest Payment Date), the Holder of such CODES at the close of business on such Regular Record Date shall be entitled to receive the interest payable on such CODES on such Interest Payment Date notwithstanding the conversion thereof. CODES surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of CODES which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds of an amount equal to the interest payable on such Interest Payment Date on the CODES being surrendered for conversion. Except as provided in this Section 3.09, no adjustments in respect of payments of interest on CODES surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any CODES.

          Section 3.10.  Company Determination Final.
                         ---------------------------

          Any determination that the Company or the Board of Directors must make pursuant to this Article Three shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

          Section 3.11.  Responsibility of Trustee for Conversion Provisions.
                         ---------------------------------------------------

          The Trustee has no duty to determine when an adjustment under this Article Three should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of CODES. The Trustee shall not be responsible for any failure of the Company to comply with this Article Three. Each Conversion Agent other than the Company shall have the same protection under this Section 3.11 as the Trustee.

          The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

          Section 3.12.  Unconditional Right of Holders to Convert.
                         -----------------------------------------

          Notwithstanding any other provision in this Supplemental Indenture, the Holder of any CODES shall have the right, which is absolute and unconditional, to convert its CODES in accordance with this Article Three and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

                                  ARTICLE FOUR

                              REDEMPTION OF NOTES

          Pursuant to Section 3.01(7) of the Indenture, so long as any of the CODES are outstanding, the following provisions shall be applicable to the
CODES:

          Section 4.01.  Optional Redemption By the Company.
                         ----------------------------------

          At any time on or after March 1, 2004, and prior to their Stated Maturity, the CODES may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in Section 13.04 of the Indenture, at a Redemption Price equal to the principal amount of such CODES, plus any accrued and unpaid interest (including any Contingent Interest) thereon to the Redemption Date. Such notice shall also set forth the information referred to in Section 5.02(a)(7) hereof.

          Section 4.02.  Applicability of Article.
                         ------------------------

          Redemption of the CODES at the option of the Company or otherwise, as permitted or required by any provision of the CODES or this Supplemental Indenture, shall be made in accordance with such provision, Article Thirteen of the Indenture and this Article Four.

                                  ARTICLE FIVE

                  REPURCHASE OF NOTES AT THE OPTION OF HOLDERS

          Section 5.01.  Repurchase Rights.
                         -----------------

          (a) On March 1, 2004 and March 1, 2006, each Holder shall have the right (each, an "Optional Repurchase Right"), at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's CODES, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided, that no
                                                          --------
single CODES may be repurchased in part unless the portion of the principal amount of such CODES to be Outstanding after such repurchase is equal to an integral multiple of $1,000), at a price equal to 100% of the principal amount of the CODES to be repurchased (the "Optional Repurchase Price"), plus any accrued and unpaid interest, including Contingent Interest, to, but excluding, March 1, 2004 or March 1, 2006, as the case may be; provided, however, that
                                                    --------  -------
installments of interest on CODES that are due and payable on March 1, 2004 or March 1, 2006, as the case may be, shall be payable in cash to the Holders of such CODES, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of Section 3.07 of the Indenture.

          (b) In the event that a Change of Control shall occur, each Holder shall have the right (a "Change of Control Repurchase Right" and, together with the Optional Repurchase Rights, each a "Repurchase Right"), at the Holder's option, but subject to the provisions of Section 5.02, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's CODES not theretofore called for redemption, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided, that no single CODES may be repurchased in part unless the portion of
 --------
the principal amount of such CODES to be Outstanding after such repurchase is equal to an integral multiple of $1,000), on the date that is 45 days after the date of the Company Notice given pursuant to Section 5.02 in connection with such Change of Control (the "Change of Control Repurchase Date" and, together with March 1, 2004 and March 1, 2006, each a "Repurchase Date") at a price equal to the 100% of the principal amount of the CODES to be repurchased (the "Change of Control Repurchase Price" and, together with the "Optional Repurchase Price," each a "Repurchase Price"), plus accrued and unpaid interest, including contingent interest, to, but excluding, the Change of Control Repurchase Date; provided, however, that installments of interest on CODES that mature on or
--------  -------
prior to the Change of Control Repurchase Date shall be payable in cash to the Holders of such CODES, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of Section 3.07 of the Indenture.

          (c)  Whenever in the Indenture, this Supplemental Indenture or Exhibit
                                                                        -------
A attached hereto there is a reference, in any context, to the principal of any
-
CODES as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such CODES to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of the Indenture or this Supplemental Indenture shall not be construed as excluding the Repurchase Price in those provisions of the Indenture or this Supplemental Indenture when such express mention is not made.

          Section 5.02.  Notices; Method of Exercising Repurchase Right; Etc.
                         ----------------------------------------------------

          (a) In the case of an Optional Repurchase Right, 20 Business Days prior to March 1, 2004 or March 1, 2006, as the case may be, the Company, or, at the written request and expense of the Company at least 15 days prior to such date, the Trustee, shall give to all Holders of CODES notice, in the manner provided in Section 1.05 of the Indenture, of the Optional Repurchase Right (the "Optional Repurchase Company Notice"). In the case of a Change of Control Repurchase Right, unless the Company shall have theretofore called for redemption all of the Outstanding CODES, on or prior to the 30th day after the occurrence of a Change of Control, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Holders of CODES notice, in the manner provided in
Section 1.05 of the Indenture, of the occurrence of the Change of Control and of the Repurchase Right set forth herein arising as a result thereof (the "Change of Control Company Notice" and, together with the Optional Repurchase Company Notice, each a "Company Notice"). The Company shall also deliver a copy of such Company Notice of a Repurchase Right to the Trustee. Each Company Notice of a Repurchase Right shall state:

          (1) if with respect to a Change of Control Repurchase Right, briefly, the events causing a Change of Control and the date of such Change of Control;

          (2)  the applicable Repurchase Date;

          (3) the date by which the Change of Control Repurchase Right or the Optional Repurchase Right must be exercised;

          (4)  the Repurchase Price and accrued and unpaid interest, if any;

          (5)  the name and address of the Paying Agent and the Conversion
     Agent;

          (6) that CODES as to which a Repurchase Notice has been given may be converted only if they are otherwise convertible in accordance with Article Three hereof and if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Article Five;

          (7) the Conversion Price and any adjustments thereto, the date on which the right to convert the principal amount of the CODES to be repurchased will terminate and the place where such CODES may be surrendered for conversion;

          (8) a description of the procedures which a Holder must follow to exercise its Repurchase Right and the procedures for withdrawing a Repurchase Notice;

          (9) that CODES must be surrendered to the Paying Agent to collect payment of the Repurchase Price;

          (10) that the Repurchase Price for any CODES as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such CODES as described in clause (9);

          (11) that, unless the Company defaults in paying the Repurchase Price for CODES for which a Repurchase Notice has been given and not withdrawn, interest on such CODES will cease to accrue on the Repurchase Date; and

          (12) the CUSIP number of the CODES.

          No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of CODES.

          If any of the foregoing provisions or other provisions of this Article Five are inconsistent with applicable law, such law shall govern.

          (b) To exercise its Optional Repurchase Right or Change of Control Repurchase Right, as the case may be, a Holder shall:

          (1) deliver to the Trustee, on or prior to the close of business on the third Business Day immediately preceding March 1, 2004 or March 1, 2006, as the case may be, in the case of an Optional Repurchase Right, or on or prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date, in the case of a Change of Control Repurchase Right, written notice ("Repurchase Notice") stating the certificate number, if any, of the CODES which the Holder will deliver to be repurchased, the portion of the principal amount of the CODES to be repurchased, which portion must be $1,000 or an integral multiple of $1,000, and that such CODES shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in the CODES and this Supplemental Indenture; and

          (2) deliver to the Paying Agent, prior to, on or after the Repurchase Date, the CODES with respect to which the Repurchase Right is being exercised (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase
                                    --------  -------
     Price shall be so paid pursuant to this Section 5.02 only if the CODES so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

          (c) Notwithstanding anything herein to the contrary, any Holder delivering a Repurchase Notice as contemplated by this Section 5.02 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the applicable Repurchase Date by delivery to the Trustee of a written notice of withdrawal stating the certificate number, if any, of the CODES in respect of which such notice of withdrawal is being delivered, the principal amount of the CODES with respect to which such notice of withdrawal is being delivered, and the principal amount, if any, of the CODES which remains subject to the original Repurchase Notice and which the Holder has, or will, deliver to be repurchased.

          The Trustee shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

          (d) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall, prior to 10:00 a.m. (local time in the City of New York) on the Business Day following the Repurchase Date, deposit with the Trustee or the Paying Agent an amount of cash sufficient to pay the aggregate Repurchase Price, together with accrued and unpaid interest (including Contingent Interest) to, but excluding, the Repurchase Date, of all CODES as to which the Repurchase Right has been exercised pursuant to this Section 5.02.
Any repurchase by the Company contemplated pursuant to the provisions of this
Section 5.02 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the CODES;

          (e) If any CODES (or portion thereof) surrendered for repurchase shall not be so paid in accordance with Section 5.03(d) above, the principal amount of such CODES (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the later of the Repurchase Date and the time of delivery of the CODES at the rate specified in
Section 2.04 hereof, and each such CODES shall remain convertible, subject to Article Three hereof, into shares of Common Stock until the principal of such CODES (or portion thereof, as the case may be) shall have been paid or duly provided for.

          (f) Any CODES which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new CODES or CODES, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the CODES so surrendered.

          (g) All CODES delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 3.08 of the Indenture.

          Section 5.03.  Covenant to Comply With Securities Laws Upon Repurchase
                         -------------------------------------------------------
of CODES.
--------

          When complying with the provisions of Section 5.02 hereof (provided,
                                                                     --------
that such offer or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 under the Exchange Act (or any successor provision thereto)) at the time of such offer or repurchase, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO under the Exchange Act (or any successor schedule, form or report) and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 5.02 hereof to be exercised in the time and in the manner specified in such Section 5.02.

          Section 5.04.  Repayment to the Company.
                         ------------------------

          The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon (subject to the provisions of Section 6.01 of the Indenture) held by them for the payment of the Repurchase Price; provided, however, that to the extent that
                                     --------  -------
the aggregate amount of cash deposited by the Company pursuant to Section 5.02(d) exceeds the aggregate Repurchase Price of the CODES or portions thereof which the Company is obligated to repurchase, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date the Trustee shall return any excess to the Company, together with interest or dividends, if any, thereon (subject to the provisions of Section 6.01 of the Indenture).

                                  ARTICLE SIX

                              ADDITIONAL COVENANTS

          Pursuant to Section 3.01(21) of the Indenture, so long as any of the CODES are outstanding, the Company covenants as follows:

          No Restricted Subsidiary will create, incur, assume or guarantee any Indebtedness, unless immediately thereafter the aggregate amount of all Indebtedness of Restricted Subsidiaries (excluding Indebtedness owed to the Company or a Restricted Subsidiary, including any renewal or replacement thereof) and the discounted present value of all net rentals payable under leases covered by the covenant provided in Section 12.08 of the Indenture (and not expressly excluded therefrom) would not exceed 15% of Consolidated Stockholders' Equity; provided, however, that, solely for purposes of this
                      --------  -------
covenant, Indebtedness shall not include indebtedness incurred in connection with overdraft or similar facilities related to settlement, clearing and related activities by a Restricted Subsidiary in the ordinary course of business consistent with past practice to the extent that such indebtedness remains outstanding for a period not to exceed 72 hours; and provided, further, that any
                                                     --------  -------
indebtedness of a Person (A) existing at the time such Person becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary or other entity or (B) assumed by the Company or a Subsidiary in connection with the acquisition of all or a portion of the business of such Person, shall not be deemed to be Indebtedness created, incurred, assumed or guaranteed by a Restricted Subsidiary or otherwise deemed to be Indebtedness of a Restricted Subsidiary for purposes of this covenant.

          The Holders of at least a majority in aggregate principal amount of the Outstanding CODES may waive compliance with any term, provision or condition set forth in the preceding paragraph, on the terms and subject to the conditions provided in Section 12.09 of the Indenture.

                                 ARTICLE SEVEN

                          ADDITIONAL EVENTS OF DEFAULT

          Pursuant to Sections 3.01(21) and 5.01(9) of the Indenture, so long as any of the CODES are outstanding, each of the following shall be an Event of Default with respect to the CODES, in addition to the Events of Default contained in Section 5.01 of the Indenture:

          (1) The Company fails to convert any portion of the principal amount of a CODES following the exercise by the Holder of such CODES of the right to convert such CODES into Common Stock pursuant to and in accordance with Article Three hereof.

          (2) The Company defaults in its obligation to repurchase a CODES, or any portion thereof, upon the exercise by the Holder of such Holder's Repurchase Right pursuant to and in accordance with Article Five hereof.

          (3) The Company defaults in its obligation to redeem a CODES, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Article Four hereof.

                                 ARTICLE EIGHT

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          Pursuant to Section 3.01(24) (and subject to Section 11.02(3)) of the Indenture, so long as any of the CODES are outstanding, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 5.13 of the Indenture, may not (in addition to the events described in paragraphs (1) through (3) of Section 11.02 of the Indenture):

          (1) make any change that impairs or adversely affects the right of a Holder to convert any CODES into Common Stock; or

          (2) make any change that adversely affects the right of a Holder to receive the applicable Redemption Price set forth in Section 4.01 hereof or the Repurchase Price pursuant to Section 5.01 hereof.

                                  ARTICLE NINE

                                 MISCELLANEOUS

          Section 9.01.  Application of Supplemental Indenture.
                         -------------------------------------

          Each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall only apply to the CODES and not to any future series of Debt Securities established under the Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with, this Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

          Section 9.02.  Effective Date.
                         --------------

          This Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

          Section 9.03.  Counterparts.
                         ------------

          This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

          Section 9.04.  Governing Law.
                         -------------

          This Supplemental Indenture and the CODES shall be deemed to be contracts made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to the conflicts of law rules of said State.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                                        FIRST DATA CORPORATION

                                        By:/s/ Thomas A. Rossi
                                           -----------------------
                                           Name: Thomas A. Rossi
                                           Title: Vice Pres. & Asst. Secretary

Attest:

 /s/ Stanley J. Andersen
--------------------------------
Name:  Stanley J. Andersen
Title: Asst. Secretary

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                          as Trustee

                                        By: /s/ Timothy P. Mowdy
                                            -------------------------
                                            Name:  Timothy P. Mowdy
                                            Title: Corporate Trust Officer

Attest:

/s/ Steven Gubrud
---------------------------------
Name:  Steven Gubrud
Title: Asst. Vice President

                                   EXHIBIT A

                                 [Face of Note]

                            FIRST DATA CORPORATION

         2% Convertible Contingent Debt Securities (CODES(SM)) due 2008

CUSIP No. 319963 AD 6

Registered No. ___                            Principal Amount:  $ ____________


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

          FIRST DATA CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of $_________ (_____________ Dollars) on March 1, 2008, and to pay interest thereon from and including February 28, 2001 or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

          Interest will be paid semi-annually on March 1 and September 1 of each year (each, an "Interest Payment Date"), commencing September 1, 2001, at the rate per annum specified on the reverse hereof, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Security Register at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15, as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          While this Note is represented by one or more Book-Entry Notes registered in the name of the U.S. Depositary or its nominee, the Company will cause payments of principal and interest on such Book-Entry Notes to be made to the U.S. Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the U.S. Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  February 28, 2001

                                    FIRST DATA CORPORATION


                                    By:_______________________________________
                                    Its:______________________________________


                                    Attest:___________________________________
                                    Its:______________________________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the series of Debt Securities issued under the within-mentioned Indenture.

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Trustee

By:_________________________________
  Authorized Officer

                               [Reverse of Note]

                             FIRST DATA CORPORATION

         2% Convertible Contingent Debt Securities (CODES(SM)) due 2008

          SECTION 1.  General.  This Note is one of a duly authorized issue of
                      -------
Debt Securities of the Company (herein called the "Notes" or "CODES"), issued and to be issued in one or more series under an Indenture, dated as of March 26, 1993, as supplemented by the 2001 First Supplemental Indenture, dated as of February 28, 2001 (including the 2001 First Supplemental Indenture, the "Indenture"), between the Company and Wells Fargo Bank Minnesota, National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Debt Securities of the series designated on the face hereof as "2% Convertible Contingent Debt Securities (CODES(SM)) due 2008," unlimited in aggregate principal amount. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of the Indenture shall govern. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          SECTION 2.  Interest and Payments.  This Note will bear interest (i)
                      ---------------------
prior to the occurrence of any Reset Transaction, at a rate of 2% per annum, and
(ii) following the occurrence of a Reset Transaction, at the Adjusted Interest Rate related to such Reset Transaction to, but not including, the effective date of any succeeding Reset Transaction.

          In addition, Contingent Interest will accrue on this Note during any six-month period from March 1 to August 31 and from September 1 to February 28 or February 29, as appropriate, commencing September 1, 2001, under the conditions specified in the Indenture at a rate equal the greater of (i) a per annum rate equal to 5.0% of the Company's estimated per annum borrowing rate for senior non-convertible, fixed rate Indebtedness with a Maturity comparable to this Note and (ii) 0.33% per annum.

          Interest on this Note, including Contingent Interest, will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity. Except as provided below, interest will be paid (i) if this Note is represented by one or more Book-Entry Notes, to DTC in immediately available funds, (ii) if this Note is represented by one or more certificated Notes having an aggregate principal amount at Maturity of $5,000,000 or less by check mailed to the Holders of such Notes and (iii) if this Note is represented by one or more certificated Notes having an aggregate principal amount at Maturity of more than $5,000,000 by wire transfer in immediately available funds at the election of the Holders of such Notes. Principal will be paid (i) if this Note is represented by one or more Book-Entry Notes, to DTC in immediately available funds or (ii) if this Note is represented by one or more certificated Notes, at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

          Payments on this Note with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Interest on this Note will be computed and paid (i) for any full semi-annual period, on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full semi-annual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

          Except as provided below, if any Note is surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Note shall not be entitled to receive any interest that has accrued on such Note since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with Indenture, any accrued and unpaid interest on such Note shall be deemed to have been paid in full.

          If any Note is surrendered for conversion subsequent to the Regular Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except Notes called for redemption on a Redemption Date between such Regular Record Date and Interest Payment Date), the Holder of such Note at the close of business on such Regular Record Date shall be entitled to receive the interest payable on such Note on such Interest Payment Date notwithstanding the conversion thereof. Any Note surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Notes which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds of an amount equal to the interest payable on such Interest Payment Date on the Note being surrendered for conversion. Except as provided in this Section 2 or in Indenture, no adjustments in respect of payments of interest on any Note surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Note.

          All percentages resulting from any calculation with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

          If an Interest Payment Date or Maturity for this Note falls on a day that is not a Business Day, payment of principal and interest to be made on such day with respect to this Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

          SECTION 3.  Redemption.   This Note is subject to redemption at the
                      ----------
option of the Company, at any time on or after March 1, 2004, in whole or from time to time in part in increments of $1,000 or an integral multiple of $1,000 (provided that any remaining principal amount hereof shall be an authorized denomination), at a Redemption Price equal to 100% of the principal amount, plus accrued and unpaid interest, including Contingent Interest, to, but excluding, the Redemption Date. However, payments due with respect to this Note on or prior to the Redemption Date will be payable to the Holder of this Note of record at the close of business on the relevant Regular Record Date specified on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption, at least 30 but not more than 60 calendar days prior to the date of redemption, in accordance with the provisions of the Indenture. In the event of redemption of this Note in part only, this Note will be cancelled and a new Note or Notes representing the unredeemed portion hereof will be issued in the name of the Holder hereof.

          SECTION 4.  Conversion.  Subject to and in compliance with the
                      ----------
provisions of the Indenture, a Holder is entitled, at such Holder's option, to convert the Holder's Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect at the time of conversion.

          The Company will notify Holders of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

          A Note in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

          The initial Conversion Price is $81.903, subject to adjustment in certain events described in the Indenture. A Holder which surrenders Notes for conversion will receive cash or a check in lieu of any fractional share of Common Stock. The Company from time to time may voluntarily reduce the Conversion Price.

          To surrender a Note for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

          No fractional shares of Common Stock shall be issued upon conversion of any Note. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Note, the Company shall pay a cash adjustment as provided in the Indenture.

          No payment or adjustment will be made for dividends on the shares of Common Stock, except as provided in the Indenture.

          If the Company (i) is a party to a consolidation, merger or binding share exchange (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Note into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person.

          SECTION 5.  Repurchase By the Company at the Option of the Holder.
                      -----------------------------------------------------
Subject to the terms and conditions of the Indenture and at the option of the Holder, on March 1, 2004 and March 1, 2006, the Company shall become obligated to purchase all of such Holder's Notes, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000, at a Repurchase Price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (including Contingent Interest) to, but excluding, March 1, 2004 or March 1, 2006, as the case may be. In addition, subject to the terms and conditions of the Indenture and at the option of the Holder, following the occurrence of a Change of Control, the Company shall become obligated to purchase all of such Holder's Notes, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000, on the date that is 45 days after the date of the Company Notice given in connection with such Change of Control at a Repurchase Price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (including Contingent Interest) to, but excluding, the Change of Control Repurchase Date.

          To exercise such Optional Repurchase Right or Change of Control Repurchase Right, as the case may be, a Holder shall deliver to the Trustee a Repurchase Notice containing the information set forth in the Indenture, at any time on or prior to the close of business on the date that is 20 Business Days prior to the applicable Repurchase Date, and shall deliver to the Paying Agent the Notes to be repurchased as set forth in the Indenture

          Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

          If cash sufficient to pay the Optional Repurchase Price or Change of Control Repurchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Optional Repurchase Date or the Change of Control Repurchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the applicable Repurchase Date, interest ceases to accrue on such Notes (or portions thereof) immediately after such Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Optional Repurchase Price or Change of Control Purchase Price upon surrender of such Notes.

          SECTION 6.  Tax Treatment.  The Company agrees, and by acceptance of
                      -------------
a beneficial ownership interest in the Notes each beneficial holder of Notes will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and, for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Notes as a contingent payment and (2) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Notes. For purposes of the foregoing, the Company's determination of the "comparable yield" is 6.35% per annum and the Company's determination of the "projected payment schedule" is as set forth in Exhibit B to the 2001 First Supplemental Indenture. A Holder of Notes may also
---------
obtain the comparable yield and projected payment schedule by submitting a written request for it to the Company a the following address: First Data Corporation, 5660 New Northside Drive, Suite 1400, Atlanta, GA 30238, Attention:
Investor Relations.

          SECTION 7.  Paying Agent, Conversion Agent and Registrar.  Initially,
                      --------------------------------------------
Wells Fargo Bank Minnesota, National Association will act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Security Registrar without notice, other than notice to the Trustee; provided, that the Company will maintain at least one
                       --------
Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

          SECTION 8.  Sinking Fund.  This Note is not subject to a sinking fund.
                      ------------

          SECTION 9.   Events of Default.  If any Event of Default with respect
                       -----------------
to Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          SECTION 10.  Modification or Waiver; Obligation of the Company
                       -------------------------------------------------
Absolute. The Indenture permits, with certain exceptions as therein provided,
--------
the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Notes, on behalf of the Holders of all Notes, to waive, with respect to the Notes, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, places and rates herein prescribed and to convert this Note in accordance with the Indenture.

          SECTION 11.  Discharge, Legal Defeasance and Covenant Defeasance.  The
                       ---------------------------------------------------
provisions contained in the Indenture relating to defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default upon compliance by the Company with certain conditions specified therein, will not apply to this Note.

          SECTION 12.  Authorized Denominations.  The Notes are issuable only in
                       ------------------------
global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the Notes are exchangeable for a like aggregate principal amount of Notes with a like Stated Maturity and with like terms and conditions of a different authorized denomination, as requested by the Holder surrendering the same.

          SECTION 13.  Registration of Transfer.  As provided in the Indenture
                       ------------------------
and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which will initially be the Trustee at its principal corporate trust office located in the Borough of Manhattan, The City of New York), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

          This Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this Book-Entry Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          SECTION 14.  Owners.  Prior to due presentment of this Note for
                       ------
registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

          SECTION 15.  Governing Law.  The Indenture and the Notes will be
                       -------------
governed by and construed in accordance with the laws of the State of New York.

          SECTION 16.  Defined Terms.  All terms used in this Note which are
                       -------------
defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein; and all references in the Indenture to "Debt Security" or "Debt Securities" will be deemed to include the Notes.

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common

          UNIF GIFT MIN ACT                        Custodian
                                     =========================================
                                     (Cust)                          (Minor)
                                         Under Uniform Gifts to Minors Act
                                     =========================================
                                                      (State)


          Additional abbreviations may also be used though not in the above list.

                               FORM OF ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                         ______________________________
                         ______________________________
                         ______________________________
                         ______________________________

   [PLEASE PRINT OR TYPE NAME, ADDRESS, INCLUDING POSTAL ZIP CODE, AND SOCIAL
         SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ________________________
         ________________________________

         ________________________________
                                             Signature(s)
                                             Sign exactly as name appears on
                                             the front of this Note

                                             [Signature(s) must be guaranteed by
                                             a member of a recognized Medallion
                                             Guarantee Program]

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                               CONVERSION NOTICE

          The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is $1,000 in principal amount or an integral multiple of $1,000), below designated, into shares of common stock, par value $.01 per share (the "Common Stock"), of First Data Corporation, in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted portion of the principal amount hereof, be issued and delivered to, and be registered in the name of, the undersigned, unless a different name has been indicated below. If shares of Common Stock or any portion of this Note not converted are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) the signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


Dated: ___________________                   _________________________________

                                             _________________________________
                                             Signature(s)
                                             Sign exactly as name appears on
                                             the front of this Note.


If shares or Notes are to be registered
in the name of a Person other than the
Holder, please print such Person's name
and address:

_______________________________________
Name

_______________________________________
Address

_______________________________________
Social Security or Other Taxpayer
Identification Number

_______________________________________
[Signature Guaranteed]


If only a portion of this Note is to be converted, please indicate:

1.  Principal amount to be converted: $___________

2. Principal amount and denomination of Notes representing unconverted principal amount to be issued: $______________

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

          (1) Pursuant to Article Five of the 2001 First Supplemental Indenture, dated as of February 28, 2001, to the Indenture, the undersigned hereby requests and instructs the Company to repurchase this Note, or any portion of the principal amount hereof (which is $1,000 in principal amount or an integral multiple of $1,000), below designated, in accordance with the terms and conditions specified in such Article Five.

          (2) The undersigned hereby directs the Trustee or the Company to pay the undersigned an amount in cash equal to 100% of the principal amount to be repurchased (as set forth below), plus accrued and unpaid interest, including Contingent Interest, to the Repurchase Date (the "Repurchase Price"), as provided in the Indenture.

          (3) The undersigned elects (check one):

              . to receive the Repurchase Price with respect to the following portions of the following Notes:

                    Note certificate number:  __________

                    Principal amount to be repurchased (if less than all):
                    $__________

                    Remaining principal amount after repurchase:  $__________

              . to receive the Repurchase Price with respect to the full principal amount of all of the Notes that are subject to this notice.

Notice: If the Holder fails to make an election, the Holder shall be deemed to have elected to receive the Repurchase Price for the full principal amount of all of the Notes subject to this notice.


Dated: ___________________                           __________________________

                                                     __________________________
                                                     Signature(s)

Signature(s) must be guaranteed by an Eligible
Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange
Act of 1934.

_______________________________________
[Signature Guaranteed]

If only a portion of this Note is to be repurchased, please indicate:

1.  Principal amount to be repurchased: $___________

2.  Remaining principal amount after repurchase:
$______________

_______________________________________
Social Security or Other Taxpayer Identification Number

                                   EXHIBIT B

                  ==========================================
                    Projected Payments Schedule (per Bond)
                                      for
                            First Data Corporation
                     2% Senior Convertible Contingent Debt
                          Securities (CODES) due 2008
                  ==========================================

                     9/1/2001                    $   10.06
                     3/1/2002                    $   10.00
                     9/1/2002                    $   10.00
                     3/1/2003                    $   10.00
                     9/1/2003                    $   11.65
                     3/1/2004                    $   11.65
                     9/1/2004                    $   11.67
                     3/1/2005                    $   11.68
                     9/1/2005                    $   11.70
                     3/1/2006                    $   11.70
                     9/1/2006                    $   11.71
                     3/1/2007                    $   11.72
                     9/1/2007                    $   11.73
                     3/1/2008                    $1,368.15
                  ==========================================

Comp Yield Being Used                 6.35%
Term of Comp Yield Used (Years):         7
Contingent Payment:                   2.50%  of then current effective rate per
                                      6-mo. period
Minimum Contingent Payment::         0.165%  per 6-mo. Period
Timing of First Contg. Payment:        2.5   years out

Cash Coupon:                          2.00%
Par Amount of Bond:              $1,000.00
Amount of Semi-Annual Coupon:    $   10.00

                                        Year      Accreted      Coupon Payments         Projected Contg    Total Periodic
                                                    Value                                  Payments           Payments
                                                                                                              ($1,000.00)
                                                                                                           --------------
                                         0.5      $1,000.00           $10.06                                 $     10.06
                                         1.0      $1,000.00           $10.00                  $0.00          $     10.00
                                         1.5      $1,000.00           $10.00                  $0.00          $     10.00
                                         2.0      $1,000.00           $10.00                  $0.00          $     10.00
                                         2.5      $1,000.00           $10.00                  $1.65          $     11.65
                                         3.0      $1,000.00           $10.00                  $1.65          $     11.65
                                         3.5      $1,000.00           $10.00                  $1.67          $     11.67
                                         4.0      $1,000.00           $10.00                  $1.68          $     11.68
                                         4.5      $1,000.00           $10.00                  $1.70          $     11.70
                                         5.0      $1,000.00           $10.00                  $1.70          $     11.70
                                         5.5      $1,000.00           $10.00                  $1.71          $     11.71
                                         6.0      $1,000.00           $10.00                  $1.72          $     11.72
                                         6.5      $1,000.00           $10.00                  $1.73          $     11.73
                                         7.0      $1,000.00           $ 0.00                  $0.00          $  1,368.15
                                                                                                           --------------

Projected Value of Conversion Shares:  $1,368.15
IRR:                                      6.3500%